EXHIBIT 31.1
CERTIFICATION
I, Chris T. Sharng, Interim Principal Executive Officer of Natural Health Trends Corp., certify that:
1. I have reviewed this annual report on Form 10-K/A of Natural Health Trends Corp.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods in this report;

Date: May 31, 2006	/s/ Chris T. Sharng
Chris T. Sharng
Interim Principal Executive Officer